SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       April 11, 2003

Adolor Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-26929 (Commission File Number)	31-1429198 (IRS Employer Identification No.)
700 Pennsylvania Drive, Exton, PA (Address of principal executive offices)		19341 (Zip Code)

Registrant's telephone number, including area code:       (484) 595-1500

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On April 14, 2003, Adolor Corporation (the “Company”) announced the retirement of Peter Schied, the Company’s Senior Vice President and Chief Financial Officer, effective April 30, 2003. Mr. Schied will continue as an employee of the Company through August 15, 2003 to ensure an orderly transition. The Company also announced that Michael Dougherty, presently the Company’s Senior Vice President Commercial Operations, will become Senior Vice President, Chief Operating Officer and Chief Financial Officer effective April 30, 2003. The press release for the announcement is attached to this Report as Exhibit 99.1. A letter agreement between the Company and Mr. Schied concerning his retirement is attached to this Report as Exhibit 10.1. The Company will record a compensation charge in the second quarter of 2003 in connection with the agreement with Mr. Schied.

Item 7(c).    Exhibits.

10.1	Retirement Agreement between the Company and Peter Schied dated April 11, 2003.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By: /s/ Bruce A. Peacock Name: Bruce A. Peacock Title: President and Chief Executive Officer

Dated: April 14, 2003